EXHIBIT (99)(a)

NEWS RELEASE

April 21, 2010
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $875,000 or $0.16 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended March 31, 2010 as compared to $625,000, or $0.11 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended March 31, 2010 were $527,000, or $0.10 basic net earnings per common share and $0.09 diluted net earnings per common share as compared to $424,000, or $0.08 basic and diluted net earnings per common share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, stated that he was pleased to report the increase in 2010 first quarter earnings as compared to first quarter 2009.  He attributed the increase in first quarter earnings to increases in net interest income and non-interest income combined with a decrease in non-interest expense, which were partially offset by an increase in provision for loan losses.

Net interest income was $8.1 million for the three-month period ended March 31, 2010 compared to $7.9 million for the same period one year ago.  This increase in net interest income is primarily due to a reduction in interest expense due to a decrease in the cost of funds for time deposits.  Net interest income after the provision for loan losses decreased 6% to $5.7 million during the first quarter of 2010, compared to $6.1 million for the same period one year ago.  The provision for loan losses for the three months ended March 31, 2010 was $2.4 million as compared to $1.8 million for the same period one year ago, primarily attributable to a $12.6 million increase in non-accrual loans from March 31, 2009 to March 31, 2010.

Recurring non-interest income amounted to $2.8 million for the three months ended March 31, 2010, as compared to $2.6 million for the same period last year.  Net non-recurring losses of $182,000 for the three months ended March 31, 2010 were primarily attributable to write-downs and losses on foreclosed property.  Non-recurring losses of $463,000 for the three months ended March 31, 2009 included $215,000 in write-downs and losses on foreclosed property and a $248,000 write-down of an asset classified as other investments.

Non-interest expense decreased 2% to $7.2 million for the three months ended March 31, 2009, as compared to $7.3 million for the same period last year.  The decrease in non-interest expense included a decrease of $59,000 or 2% in salaries and benefits expense and a decrease of $90,000 or 4% in non-interest expenses other than salary, employee benefits and occupancy expenses.  The decrease in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to a decrease of $177,000 in FDIC insurance expense.  FDIC insurance expense for the first quarter of 2009 included an accrual of $257,000 for the FDIC insurance special assessment paid September 30, 2009.  No FDIC insurance special assessments are anticipated in 2010 at this time.

Total assets as of March 31, 2010 amounted to $1.1 billion, an increase of 8% compared to total assets of $1.0 billion at March 31, 2009.  This increase is primarily attributable to an increase in investment securities available for sale.  Available for sale securities increased 49% to $218.6 million as of March 31, 2010 compared to $146.9 million as of March 31, 2009 primarily due

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS – PAGE TWO

to $84.6 million in securities purchased to offset the cost of the Company’s CPP dividend.  Total loans amounted to $767.4 million as of March 31, 2010 compared to $778.1 million as of March 31, 2009.  This decrease reflects a decline in loan originations combined with continuing payments on existing loans.

Non-performing assets increased 7% to $30.8 million or 2.86% of total assets at March 31, 2010, compared to $28.8 million or 2.74% of total assets at December 31, 2009 primarily due to a $3.6 million increase in non-accrual loans.  Non-performing assets amounted to $15.5 million or 1.54% of total assets at March 31, 2009.  Non-performing loans include $8.1 million in construction and acquisition and development loans, $17.3 million in commercial and residential mortgage loans and $1.0 million in other loans at March 31, 2010 as compared to $4.8 million in construction and acquisition and development loans, $18.3 million in commercial and residential mortgage loans and $1.7 million in other loans as of December 31, 2009.  The allowance for loan losses at March 31, 2010 amounted to $16.8 million or 2.18% of total loans compared to $12.1 million or 1.55% of total loans at March 31, 2009.

Deposits amounted to $837.9 million as of March 31, 2010, representing an increase of 12% over deposits of $750.1 million at March 31, 2009.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $76.2 million or 15% to $585.0 million at March 31, 2010 as compared to $508.9 million at March 31, 2009.  Certificates of deposit in amounts greater than $100,000 or more totaled $246.3 million at March 31, 2010 as compared to $238.9 million at March 31, 2009.  This increase is primarily due to a $12.3 million increase in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS) as of March 31, 2010 compared to March 31, 2009.

Securities sold under agreement to repurchase amounted to $38.5 million at March 31, 2010 as compared to $34.0 million at March 31, 2009.

Shareholders’ equity was $100.1 million, or 9.31% of total assets, at March 31, 2010 as compared to $100.2 million, or 10.01% of total assets, at March 31, 2009.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2009.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE THREE

CONSOLIDATED BALANCE SHEETS
March 31, 2010, December 31, 2009 and March 31, 2009
(Dollars in thousands)

	March 31, 2010	December 31, 2009	March 31, 2009
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$47,411	$29,633	$41,185
Interest bearing deposits	2,631	1,707	1,402
Cash and cash equivalents	50,042	31,340	42,587

Certificates of deposits	2,136	3,345	-

Investment securities available for sale	218,646	195,115	146,871
Other investments	6,346	6,346	6,201
Total securities	224,992	201,461	153,072

Mortgage loans held for sale	1,999	2,840	-

Loans	767,402	778,056	778,117
Less: Allowance for loan losses	(16,756)	(15,413)	(12,064)
Net loans	750,646	762,643	766,053

Premises and equipment, net	17,527	17,947	18,022
Cash surrender value of life insurance	7,346	7,282	7,085
Accrued interest receivable and other assets	20,965	21,636	13,497
Total assets	$1,075,653	$1,048,494	$1,000,316

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$113,293	$117,636	$105,171
NOW, MMDA & Savings	313,475	290,273	228,020
Time, $100,000 or more	246,272	233,142	238,923
Other time	164,833	168,292	177,942
Total deposits	837,873	809,343	750,056

Demand notes payable to U.S. Treasury	817	636	750
Securities sold under agreement to repurchase	38,471	36,876	33,960
Short-term Federal Reserve Bank borrowings	-	-	12,500
FHLB borrowings	72,000	77,000	77,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	5,738	4,797	5,268
Total liabilities	975,518	949,271	900,153

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2010 and 2009	24,511	24,476	24,370
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2010 and 2009	48,269	48,269	48,269
Retained earnings	23,989	23,573	22,856
Accumulated other comprehensive income	3,366	2,905	4,668
Total shareholders' equity	100,135	99,223	100,163

Total liabilities and shareholders' equity	$1,075,653	$1,048,494	$1,000,316

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2010 and 2009
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,091	$11,066
Interest on federal funds sold	-	1
Interest on investment securities:
U.S. Government sponsored enterprises	1,405	1,236
States and political subdivisions	402	253
Other	32	25
Total interest income	11,930	12,581

INTEREST EXPENSE:
NOW, MMDA & savings deposits	866	591
Time deposits	1,876	2,971
FHLB borrowings	889	854
Junior subordinated debentures	97	181
Other	97	105
Total interest expense	3,825	4,702

NET INTEREST INCOME	8,105	7,879
PROVISION FOR LOAN LOSSES	2,382	1,766
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,723	6,113

NON-INTEREST INCOME:
Service charges	1,319	1,227
Other service charges and fees	602	593
Gain (loss) on sale and write-down of securities	22	(248)
Mortgage banking income	156	193
Insurance and brokerage commission	98	103
Miscellaneous	413	318
Total non-interest income	2,610	2,186

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,520	3,579
Occupancy	1,351	1,355
Other	2,318	2,408
Total non-interest expense	7,189	7,342

EARNINGS BEFORE INCOME TAXES	1,144	957
INCOME TAXES	269	332

NET EARNINGS	875	625

Dividends and accretion on preferred stock	348	201

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$527	$424

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.10	$0.08
Diluted net earnings	$0.09	$0.08
Cash dividends	$0.02	$0.10
Book value	$13.55	$13.56

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FIVE

FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2010 and 2009
(Dollars in thousands)

	Three months ended
	March 31,
	2010	2009
	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$191,253	$132,806
Loans	776,269	780,100
Earning assets	980,252	923,278
Assets	1,059,904	977,829
Deposits	820,876	740,115
Shareholders' equity	100,482	101,311

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.47%	3.56%
Return of average assets	0.33%	0.26%
Return on average shareholders' equity	3.53%	2.50%
Shareholders' equity to total assets (period end)	9.31%	10.01%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$15,413	$11,026
Provision for loan losses	2,382	1,766
Charge-offs	(1,132)	(952)
Recoveries	93	224
Balance, end of period	$16,756	$12,064

ASSET QUALITY:
Non-accrual loans	$26,376	$13,736
90 days past due and still accruing	-	4
Other real estate owned	4,399	1,711
Total non-performing assets	$30,775	$15,451
Non-performing assets to total assets	2.86%	1.54%
Allowance for loan losses to non-performing assets	54.45%	78.08%
Allowance for loan losses to total loans	2.18%	1.55%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	3/31/2010	3/31/2009
Risk Grade 1 (excellent quality)	3.45%	3.88%
Risk Grade 2 (high quality)	15.81%	18.12%
Risk Grade 3 (good quality)	50.22%	60.29%
Risk Grade 4 (management attention)	17.74%	11.86%
Risk Grade 5 (watch)	6.97%	2.97%
Risk Grade 6 (substandard)	2.32%	1.09%
Risk Grade 7 (low substandard)	0.04%	0.01%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At March 31, 2010 there were fourteen relationships exceeding $1.0 million (which totaled $26.7 million) in the Watch risk grade, six relationships exceeding $1.0 million in the Substandard risk grade (which totaled $16.8 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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